UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549



                             ----------------------

                                    Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                             ----------------------



         Date of Report (date of earliest event reported): July 12, 2002

                                 e resources inc
             (Exact Name of Registrant as Specified in its Charter)


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                 Utah                             33-14065-D
        (State of Incorporation)           (Commission File Number)

                                   87-0476117
                       (IRS employer identification no.)



                  4333 South Tamiami Trail, Suite E, Sarasota, Florida 34231
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's Telephone Number, Including Area Code: (941) 927-7571


                                                        Page 1 of 4 pages
                                                        Exhibit Index on page 3.




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Item 5.  Other Events.

On July 12, 2002, the Company announced a change of its corporate headquarters to 4333 South Tamiami Trail, Suite E, Sarasota, Florida 34231 effective July 16, 2002.

Securities Purchase Agreement

On July 12, 2002, e resources inc, a Utah corporation (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with AJW Partners, LLC, AJW/New Millennium Offshore, Ltd. and Pegasus Capital Partners, LLC (collectively, the "Buyers") for the sale of (i) 12% secured convertible debentures of the Company (the "Debentures"), in the aggregate principal amount of up to Six Hundred Thousand Dollars ($600,000), convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock"), and (ii) warrants to purchase up to Two Million Four Hundred Thousand (2,400,000) shares of the Company's Common Stock (the "Warrants"). The sale of the Debentures and Warrants will occur in up to three (3) traunches of $200,000 each.

On July 12, 2002, pursuant to the Securities Purchase Agreement, the Company sold (i) $200,000 in Debentures, and (ii) Warrants to purchase 800,000 shares of Common Stock, to the Buyers (the "First Traunche"). The proceeds to the Company from the First Traunche were $156,800 ($200,000 less closing expenses and disbursements in the amount of $43,200). Pursuant to the terms of the Securities Purchase Agreement, unless the Company has defaulted under their agreements with the Buyers, the Buyers are obligated to invest an additional $200,000 in the Company through the purchase of additional Debentures and Warrants, within ten
(10) days of the day the Company files a registration statement covering the shares underlying the Debentures and the Warrants. In addition, after the registration statement is declared effective by the SEC, the Buyers may, in their discretion, purchase an additional $200,000 in Debentures and Warrants.

Reverse Stock Split

In connection with the requirements of the Securities Purchase Agreement, the Company's Board of Directors authorized a twenty-to-one (20:1) reverse split of its Common Stock, so on July 26, 2002, the effective date of the reverse stock split, each twenty (20) shares of Common Stock which are issued and outstanding or reserved for issuance by the Company, will be exchanged for one (1) share of Common Stock. Prior to the reverse stock split, the Company has approximately 124,678,227 shares of Common Stock issued and outstanding. After the reverse stock split, the Company will have approximately 6,233,911 shares of Common Stock issued and outstanding, plus fractional shares, which will be rounded up to the next share.

Terms of the Debentures and Warrants

The Debentures are convertible, at the option of the Buyers, into shares of the Company's Common Stock at a conversion price that is equal to the lesser of (i) 50%, multiplied by the average of the lowest three (3) trading prices for the Company's Common Stock during the twenty (20) trading days immediately prior to the date of the Buyers' notice of conversion, and (ii) $.005. The Warrants are exercisable at an exercise price per share equal to the lesser of (i) $.01 and
(ii) the average of lowest three (3) trading prices for the Company's Common Stock during the twenty (20) trading days immediately prior to exercise.



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The Debentures are due on July 12, 2003, and the Warrants expire on July 12,
2005. Pursuant to the terms of the Securities Purchase Agreement, the Company is required to reserve for issuance to the Buyers, two (2) times the number of shares of Common Stock that may be converted from the Debentures or exercised pursuant to the Warrants. The number of shares that may be issued upon the conversion of the Debentures and the conversion price, and the number of shares that may be issued upon exercise of the Warrants and the exercise price, shall be adjusted to take the reverse stock split into account. Pursuant to the terms of the Debentures and the Warrants, it is anticipated that, if the Debentures are converted and the Warrants are exercised, no Buyer will own in excess of 4.9% of the outstanding shares of the Company's Common Stock.

In connection with the sale of the Debentures and the Warrants, the Company granted certain demand and piggyback registration rights to the Buyers, and agreed to prepare a registration statement registering the securities underlying the Debentures and the Warrants. In addition, the Company granted to the Buyers a first priority security interest in substantially all the assets of the Company to secure its obligations under the Debentures and the Warrants. Moreover, Kenneth W. Brand, the Company's Chief Executive Officer and Keith Roy Chrismon, the Company's President and Chairman of the Board, each pledged 10,000,000 shares of the Company's Common Stock, owned by each of them, respectively, to guarantee the Company's obligations to the Buyers under the Securities Purchase Agreement, the Debentures and the Warrants.

The terms and conditions of the sale are set forth in the following documents: the form of Securities Purchase Agreement, the form of Secured Convertible Debenture, the form of Stock Purchase Warrant, the form of Registration Rights Agreement, the form of Security Agreement, and the form of Guaranty and Pledge Agreement, all of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)        Exhibits

             4.1     Form of Securities Purchase Agreement dated July 12, 2002
             4.2     Form of Secured Convertible Debenture dated July 12, 2002
             4.3     Form of Stock Purchase Warrant dated July 12, 2002
             4.4     Form of Registration Rights Agreement dated July 12, 2002
             4.5     Form of Security Agreement dated July 12, 2002
             4.6     Form of Guaranty and Pledge Agreement dated July 12, 2002





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    e resources inc

Date: July 16, 2002                           By: /s/Kenneth W. Brand
                                              ----------------------------------
                                                     Chief Executive Officer


                                              By: /s/Keith Roy Chrismon
                                              ----------------------------------
                                                      President



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